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Exhibit 3.11

                            Articles of Incorporation
        (To be submitted in duplicate by an attorney or an incorporator)

HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MO.  65101

         The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is: Gamma Laboratories, Inc.

                                  ARTICLE TWO

         The address, including street and number, if any, of the corporation's initial registered office in this state is: 106 South Second Street, P. O. Box 1, Poplar Bluff, Missouri 63901 and the name of its initial agent at such address is: W. Robert Cope.

                                  ARTICLE THREE

         The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be:

         30,000 shares of common stock having a par value of $1.00 per share

         The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect of the shares of each class are as follows: No stock in the corporation shall be sold by any shareholder without the shareholder first offering his stock for sale to the other shareholders of the corporation on a proportionate basis.

                                  ARTICLE FOUR

         The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.

         None

                                  ARTICLE FIVE

         The name and place of residence of each incorporator is as follows:

Name                                  Street                     City
Robert W. Cope                   29 Tomaro Trail                 Poplar Bluff,
                                                                 Missouri  63901

                                   ARTICLE SIX
             (Designate which and complete the applicable paragraph)

[ ] The number of directors to constitute the first board of directors is
___________. Thereafter the number of directors shall be fixed by, or in the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.

or

[X] The number of directors to constitute the board of directors is three. (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The persons to constitute the first board of directors may, but need not, be named).
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the persons to constitute the first board of directors are George C. McAnelly,
Jr., Mary McAnelly, and W. Robert Cope.

                                  ARTICLE SEVEN

         The duration of the corporation is perpetual.

                                  ARTICLE EIGHT

         The corporation is formed for the following purposes: To own, operate and maintain a general laboratory business and testing facility and to buy, sell and generally deal in supplies and equipment dealing with said laboratory and testing facility.

         IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 15th day of December, 1981.

                                    /s/ W. Robert Cope
                                    ----------------------------
                                    W. ROBERT COPE

STATE OF MISSOURI
                    ss.
COUNTY OF BUTLER

         I, Judy M. Church, a notary public, do hereby certify that on the 15th day of December, 1981, personally appeared before me, W. Robert Cope (xxxxx,) who being by me first duly sworn, (xxxxxx) declared that he is (xxxxxx) the person(x) who signed the foregoing document as incorporator(x), and that the statements therein contained are true.

                                    /s/ Judy M. Church
                                    ----------------------------
                                    JUDY M. CHURCH
                                    Notary Public

My commission expires February 27, 1983.